UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2007
Equity Media Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51418	20-2763411

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Shackleford Drive, Suite 400
Little Rock, Arkansas, Florida 72211
(Address of principal executive offices, including zip code)
(501) 219-2400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. Dvornik’s Appointment as Executive Vice President of Retro Programming Services, Inc.
On May 9, 2007, Equity Media Holdings Corporation (the “Company”) appointed Mark Dvornik as its Executive Vice President of Retro Programming Services, Inc.
Prior to his appointment as Executive Vice President of Retro Programming Services, Inc., Mr. Dvornik, age 44, served as Executive Vice President and General Sales Manager for Paramount Television Group from September 2001 to January 2007. From 1999 to 2001, Mr. Dvornik served as Senior Vice President, General Sales Manager in Los Angeles with Paramount. During this time, Paramount assumed control of Worldvision and Rysher first-run and off-net sales, taking the Paramount library to over 55,000 hours of television. Mr. Dvornik previously served as Vice President, Southwestern Regional Manager from 1995 to 1998, Vice President, Southwestern Regional Manager from 1992 to 1995, Southwestern Division Manager from 1990 to 1992, Central Division Manager from 1988 to 1990 and Account Executive from 1986 to 1988. Mr. Dvornik joined Paramount in 1985 as a sales trainee based in Los Angeles. Mr. Dvornik earned a Bachelor of Arts degree in English and Film from the University of Florida.
In connection with his appointment as Executive Vice President of Retro Programming Services, Inc., Mr. Dvornik and the Company entered into an employment agreement and a stock option agreement, each dated as of May 9, 2007. Mr. Dvornik had served as a consultant with the Company from April 2, 2007 until the effective date of the Employment Agreement.
The employment agreement expires on May 9, 2009, unless extended by the parties. Pursuant to the employment agreement, Mr. Dvornik will receive an annual base salary of $325,000, subject to increases at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Dvornik will be eligible for an annual bonus of up to $225,000 upon the achievement of annually established performance targets. Mr. Dvornik will participate in other employee benefit plans of the Company which are available to similarly-situated executives.
On May 9, 2007, the Company granted to Mr. Dvornik options to purchase 250,000 shares of the Company’s common stock, subject to the terms and conditions of the stock option agreement referred to above. The options have an exercise price of $4.30 per share and expire on the seventh anniversary of the grant date. The options will vest in increments of 62,500 shares on each of the first four anniversaries of the grant date; provided, that if the Company terminates the employment of Mr. Dvornik or does not renew his employment agreement after the initial 2-year term, in either case, for any reason other than for a reason constituting “good cause” (as defined in his employment agreement), or if Mr. Dvornik terminates his employment or does not renew the agreement, in either case, for a reason constituting “good cause” (as defined in his employment agreement), all remaining, unvested stock options will vest immediately upon the earlier of such termination or the expiration date of the employment agreement. If the Company terminates the employment of Mr. Dvornik or does not renew his employment agreement after the initial 2-year term, in either case, for a reason constituting good cause, or if Mr. Dvornik terminates his employment or does not renew the agreement, in either case, for any reason other than for a reason constituting good cause, all remaining, unvested options will expire immediately upon the earlier of such termination or the expiration date of the employment agreement.

If the Company terminates the employment of Mr. Dvornik without good cause or Mr. Dvornik resigns for good cause, he will be entitled to severance compensation equal to 12 months of his salary, calculated using the rate of salary in effect as of the date of termination, payable in equal installments over a period of 12 months following the date of termination. Also during the severance period, the Company will allow Mr. Dvornik to continue to participate in any Company-sponsored health plan in which Mr. Dvornik participated as of the date of termination. If the Company terminates the employment of Mr. Dvornik with good cause or Mr. Dvornik resigns without good cause, Mr. Dvornik will not be entitled to any severance compensation or severance benefits.
Upon a “change in control” (as defined in his employment agreement), 100% of all unvested stock options and/or restricted shares held by Mr. Dvornik will immediately vest, and Mr. Dvornik will have 60 days to give notice of termination of employment. Any such termination shall be deemed to have been made by Mr. Dvornik for good cause.
Under the employment agreement, Mr. Dvornik is subject to certain non-competition, non-solicitation and confidentiality obligations.
The foregoing descriptions of Mr. Dvornik’s employment and stock option agreements are qualified by reference to such agreements, copies of which shall be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
Mr. Arnost’s Appointment as President/Chief Executive Officer of the Broadcast Station Group and President of the RTN Station Group
On May 9, 2007, the Company appointed Thomas M. Arnost as its President/Chief Executive Officer of the Broadcast Station Group and President of the RTN Station Group effective as of May 9, 2007.
Prior to his appointment as President/Chief Executive Officer of the Broadcast Station Group and President of the RTN Station Group, Mr. Arnost, age 60, served as the former Co-President of Univision Communications, Inc. (NYSE: UVN) Station Group, where he joined the company in 1994 following the 1992 acquisition of Univision by A. Jerrold Perenchio for $550 million. Mr. Arnost served as Co-President of Univision Television Group, which owns and operates 62 television stations in major U.S. Hispanic markets and Puerto Rico, from 1997 to 2005, and prior to that as Executive Vice President of Univision Television Group from 1994 to 1996. He also served as Station Manager for KMEX-TV in Los Angeles, Univision’s flagship station, in 1994. In 2002, Mr. Arnost helped oversee the successful launch of the Telefutura Station Group, which has since, significantly contributed to Univision’s overall revenue growth. During Mr. Arnost’s tenure, total station group revenue grew from under $120 million in 1993 to over $650 million in 2005. Previously, from 1985 to 1993, Mr. Arnost served as General Sales Manager for Tribune Broadcasting Station Group, KTLA-TV in Los Angeles. Positions prior to 1985 included: 1984, Local Sales Manager Golden West Broadcasting, KTLA-TV, 1980-1984, National Sales Manager Golden West Broadcasting, KTLA-TV, and Mr. Arnost started his broadcast career at Petry Media Television, where he served as Account Executive from 1973 to 1979. Mr. Arnost graduated from the University of Arizona with a B.A. degree in Business Administration and a major in finance.
In connection with his appointment as President/Chief Executive Officer of the Broadcast Station Group and President of the RTN Station Group, Mr. Arnost and the Company entered into an employment agreement and a stock option agreement, each dated as of May 9, 2007.
The employment agreement expires on May 9, 2010, unless extended by the parties. Pursuant to the employment agreement, Mr. Arnost will receive an annual base salary of $350,000, subject to increases at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Arnost will be eligible for an annual bonus in an amount equal to (a) for fiscal year 2007, up to 50% of his then-current salary and (b) for fiscal years 2008-2010, between 51% and 100% of his then-current salary, in each case subject to the attainment by the Company of certain goals and objectives. Mr. Arnost will participate in other employee benefit plans of the Company which are available to similarly-situated executives.

On May 9, 2007, the Company granted to Mr. Arnost options to purchase 750,000 shares of the Company’s common stock, subject to the terms and conditions of the stock option agreement referred to above. The options have an exercise price of $4.30 per share and expire on the seventh anniversary of the grant date. The options will vest in increments of 187,500 shares on each of the first four anniversaries of the grant date; provided, that if the Company terminates the employment of Mr. Arnost or does not renew his employment agreement after the initial 3-year term, in either case, for any reason other than for a reason constituting “good cause” (as defined in his employment agreement), or if Mr. Arnost terminates his employment or does not renew the agreement, in either case, for a reason constituting “good cause” (as defined in his employment agreement), all remaining, unvested stock options will vest immediately upon the earlier of such termination or the expiration date of the employment agreement. If the Company terminates the employment of Mr. Arnost or does not renew his employment agreement after the initial 3-year term, in either case, for a reason constituting good cause, or if Mr. Arnost terminates his employment or does not renew the agreement, in either case, for any reason other than for a reason constituting good cause, all remaining, unvested options will expire immediately upon the earlier of such termination or the expiration date of the employment agreement.
If the Company terminates the employment of Mr. Arnost without good cause or Mr. Arnost resigns for good cause, he will be (a) entitled to severance compensation equal to 12 months of his salary, calculated using the rate of salary in effect as of the date of termination, and (b) eligible for an annual bonus on a prorated basis. If the Company terminates the employment of Mr. Arnost with good cause or Mr. Arnost resigns without good cause, Mr. Arnost will not be entitled to any severance compensation and will not be deemed to have earned and will not be entitled to payment of any portion of any annual bonus.
Upon a “change in control” (as defined in his employment agreement), 100% of all unvested stock options and/or restricted shares held by Mr. Arnost will immediately vest, and Mr. Arnost will have 60 days to give notice of termination of employment. Any such termination shall be deemed to have been made by Mr. Arnost for good cause.
Under the employment agreement, Mr. Arnost is subject to certain non-competition, non-solicitation and confidentiality obligations.
The foregoing descriptions of Mr. Arnost’s employment and stock option agreements are qualified by reference to such agreements, copies of which shall be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
Mr. Charlesworth’s Compensation Arrangement
On May 8, 2007, the Company filed a current report on Form 8-K in connection with the appointment of Glenn M. Charlesworth as the Company’s Interim Chief Financial Officer on May 2, 2007. On May 9, 2007, the Compensation Committee of the Company’s Board of Directors approved a new compensation arrangement with Mr. Charlesworth, effective as of May 9, 2007. Mr. Charlesworth will receive an annual base salary of $156,000 and will be eligible for an annual bonus of up to $12,000 upon the achievement of certain performance targets. Additionally, Mr. Charlesworth will receive an additional $5,000 per month while Mr. Charlesworth continues to serve as Interim Chief Financial Officer. On May 9, 2007, the Company granted to Mr. Charlesworth the option to purchase 100,000 shares of the Company’s common stock. The option has an exercise price of $4.30 per share and expires on the seventh anniversary of the grant date. The option will vest in increments of 20,000 shares on each of the first five anniversaries of the grant date.
Grant of Options to Larry E. Morton and Gregory Fess
On May 9, 2007, the Company granted (1) to Mr. Larry Morton, the Company’s Chief Executive Officer and President, an option to purchase 2,000,000 shares of the Company’s common stock, and (2) to Mr. Gregory Fess, the Company’s Senior Vice President and Chief Operating Officer, an option to purchase 250,000 shares of the Company’s common stock, both subject to the terms and conditions of stock option agreements each dated May 9, 2007 between such individuals and the Company. The options have an exercise price of $4.30 per share and expire on the seventh anniversary of the grant date. The options vest in four equal increments commencing on March 30, 2007 and on each anniversary thereafter. Mr. Morton and Mr. Fess shall each have two years to exercise their options in the event their employment with the Company is terminated for any reason.

Item 8.01. Other Events.
On May 9, 2007, the Company issued a press release announcing that the Company’s application for the listing of its common stock, units and warrants on the NASDAQ Capital Market had been approved and that the Company’s common stock, units and warrants began trading on the NASDAQ Capital Market under the ticker symbols “EMDA,” “EMDAU” and “EMDAW,” respectively.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibit No.	Description
99.1	Press Release dated as of May 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2007	EQUITY MEDIA HOLDINGS CORPORATION
/s/ Larry E. Morton
Larry E. Morton
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of May 9, 2007.